UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2018
MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ⃞
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ⃞

Item 1.01     Entry into a Material Definitive Agreement.
On July 19, 2018, Molson Coors Brewing Company (the “Company”), Molson Canada 2005, Molson Coors International LP, Molson Coors Canada Inc. and Molson Coors Brewing Company (UK) Limited (together with the Company, the “Borrowers”), the lenders party thereto, and Citibank, N.A., as administrative agent, entered into that certain Amendment No. 1 and Extension Agreement (the “Amendment No. 1”) to the Credit Agreement dated as of July 7, 2017 (as amended from time to time, the “Credit Agreement”) by and among the Borrowers, Citibank, N.A., as administrative agent, and the other agents and lenders named therein. Amendment No. 1 extended the maturity date of the revolving commitments from July 7, 2022 to July 7, 2023. All other material terms of the Credit Agreement remain identical to those in the Credit Agreement prior to giving effect to Amendment No. 1.
The foregoing description of the material terms of the Amendment No. 1 is qualified by reference to the Amendment No. 1, a copy of which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description
10.1
Amendment No. 1 and Extension Agreement, dated as of July 19, 2018, by and among Molson Coors Brewing Company, Molson Coors Brewing Company (UK) Limited, Molson Canada 2005, Molson Coors Canada Inc. and Molson Coors International LP, the Lenders party thereto, and Citibank, N.A., as Administrative Agent.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	July 19, 2018	By:	/s/ E. Lee Reichert
E. Lee Reichert
Chief Legal and Corporate Affairs Officer and Secretary

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